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                                                                     Exhibit 4.2


                                                                  DRAFT 10/07/99

                     ------------------------------------


                        ALARON.COM HOLDING CORPORATION

                                      AND

                        NATIONAL SECURITIES CORPORATION



                                    FORM OF

                               REPRESENTATIVE'S
                               WARRANT AGREEMENT



                        DATED AS OF _____________, 1999


                     ------------------------------------

     REPRESENTATIVE'S WARRANT AGREEMENT dated as of ________,1999, between ALARON.COM HOLDING CORPORATION, a Delaware corporation (the "Company"), and NATIONAL SECURITIES CORPORATION and its assignees or designees (each hereinafter referred to variously as a "Holder" or "Representative").

                              W I T N E S S E T H:

     WHEREAS, the Representative has agreed pursuant to the underwriting agreement (the "Underwriting Agreement") between the Representative and the Company, to act as the representative of the several underwriters listed therein (the "Underwriters") in connection with the Company's proposed public offering of 1,500,000 shares of the Company's Common Stock (as hereinafter defined) and 1,500,000 redeemable Common Stock purchase warrants (the "Warrants") under a warrant agreement, dated _________, 1999, among the Company, American Stock Transfer & Trust Company and the Representative (the "Warrant Agreement"), each warrant entitling the holder thereof to purchase one share of Common Stock (collectively, the "Securities"). The Securities may be purchased in the offering only on the basis of one share of Common Stock together with one Warrant. Immediately following the offering, the Common Stock and Warrants will be separately transferable.

     WHEREAS, pursuant to the Underwriting Agreement, upon the Representative's request, certain stockholders of the Company proposes to sell up to an additional 225,000 shares of Common Stock and/or 225,000 Warrants for the purpose of over-allotments, if any;

     WHEREAS, pursuant to the Underwriting Agreement, the Company proposes to issue to the Representative warrants to purchase up to an aggregate of 150,000 shares of Common Stock and warrants to purchase up to an aggregate 150,000 Warrants (collectively, the "Representative's Warrants"); and

     WHEREAS, the Representative's Warrants to be issued pursuant to this Agreement will be issued on the Closing Date (as such term is defined in the Underwriting Agreement) by the Company to the Representative in consideration for, and as part of the Underwriters' compensation in connection with, the Representative acting as the representative pursuant to the Underwriting Agreement.

     NOW, THEREFORE, in consideration of the premises, the payment by the Representative to the Company of an aggregate of fifteen dollars ($15.00), the agreements herein set forth and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

     1. GRANT. The Representative is hereby granted the right to purchase, at any time from ________________________, 2000 until 5:00 p.m., New York time, on
______________________, 2004 (five (5) years from the Closing Date), at which time the Representative's Warrants for Common Stock expire, up to an aggregate 150,000 shares of Common Stock, subject to adjustment as provided in Section 11 hereof. The Representative is hereby granted the right to purchase, at any time from _____________________, 2000 until 5:00 p.m., New York time, on
________________, 2002 (three (3) years from the Closing Date), at

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

which time the Representative's Warrants for Warrants expire, up to an aggregate 150,000 Warrants, subject to adjustment as provided in Section 11 hereof. Each Representative's Warrant for Common Stock shall entitle the holder thereof to purchase one (1) share of Common Stock at an initial exercise price of $_____ per share (165% of the initial public offering price per share of Common Stock) (the "Common Stock Exercise Price"). Each Representative's Warrant for Warrants shall entitle the holder thereof to purchase one (1) Warrant at an initial exercise price of $_____ per share (165% of the initial public offering price per Warrant) (the "Warrant Exercise Price").

     2. REPRESENTATIVE'S WARRANT CERTIFICATES. The Representative's warrant certificates (the "Warrant Certificates") delivered and to be delivered pursuant to this Agreement shall be in the form set forth in Exhibit A, attached hereto and made a part hereof, with such appropriate insertions, omissions, substitutions, and other variations as required or permitted by this Agreement.

     3. REGISTRATION OF WARRANT. The Representative's Warrants shall be numbered and shall be registered on the books of the Company when issued.

     4.   EXERCISE OF REPRESENTATIVE'S WARRANT.

     4.1 METHOD OF EXERCISE. The Representative's Warrants initially are exercisable at the Common Stock Exercise Price and/or Warrant Exercise Price (subject to adjustment as provided in Section 11 hereof) per Representative's Warrant set forth in Section 8 hereof payable by certified or official bank check in New York Clearing House funds. Upon surrender of a Representative's Warrant Certificate with a Form of Election to Purchase, Exhibit II to the Warrant Certificate, duly executed, together with payment of the Common Stock Exercise Price and/or the Warrant Exercise Price for shares of Common Stock and/or Warrants purchased at the Company's principal offices presently located at 822 West Washington Boulevard, Chicago, IL 60607, the registered holder of a Representative's Warrant Certificate ("Holder" or "Holders") shall be entitled to receive a certificate or certificates for the shares of Common Stock and Warrants so purchased. The purchase rights represented by each Representative's Warrant Certificate are exercisable at the option of the Holder thereof, in whole or in part (but not as to fractional shares underlying the Representative's Warrants). In the case of the purchase of less than all of the shares purchasable under any Representative's Warrant Certificate, the Company shall cancel said Representative's Warrant Certificate upon the surrender thereof and shall execute and deliver a new Representative's Warrant Certificate of like tenor for the balance of the shares purchasable thereunder.

     4.2 RIGHT TO CONVERT WARRANT. (a) In addition to the right to exercise the Representative's Warrant for cash pursuant to Section 4.1, the Holder shall have the right to convert the Representative's Warrant (in whole but not in part) for Common Stock by the surrender of the Representative's Warrant (with the Notice of Conversion form attached hereto as Exhibit B) at the office of the Company at any time during the term of the Representative's Warrant, into shares of Common Stock as provided for in this Section 4.2. Upon exercise of this conversion right, the Holder shall be entitled to receive that number of shares of Common Stock equal to the quotient obtained by dividing [(A - B) (X)] by (A), where:


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

     (A) = the Market Price (as defined in Section 9.3(e)) of one share of Common Stock on the date of conversion of the Representative's Warrant.

     (B) = the Common Stock Exercise Price for one share of Common Stock under the Representative's Warrant.

     (X) = the number of shares of Common Stock issuable upon exercise of the Representative's Warrant for Common Stock.

     If the above calculation results in a negative number, then no shares of Common Stock shall be issued or issuable upon conversion of the Representative's Warrant.

     Upon conversion of the Representative's Warrant for Common Stock, the Holder shall be entitled to receive a certificate for the number of shares of Common Stock determined under this Section 4.2.

     (b) In addition to the right to exercise the Representative's Warrant for cash pursuant to Section 4.1, the Holder shall have the right to convert the Representative's Warrant (in whole but not in part) for Warrants by the surrender of the Representative's Warrant (with the Notice of Conversion form attached hereto as Exhibit B) at the office of the Company at any time during the term of the Representative's Warrant, into Warrants as provided for in this
Section 4.2. Upon exercise of this conversion right, the Holder shall be entitled to receive that number of Warrants equal to the quotient obtained by dividing [(A - B) (X)] by (A), where:

     (A) = the Market Price (as defined in Section 9.3(e)) of one Warrant on the date of conversion of the Representative's Warrant.

     (B) = the Warrant Exercise Price for one Warrant under the Representative's Warrant.

     (X) = the number of Warrants issuable upon exercise of the Representative's Warrant for Warrants.

     If the above calculation results in a negative number, then no Warrants shall be issued or issuable upon conversion of the Representative's Warrant for Warrants.

     Upon conversion of the Representative's Warrant for Warrants, the Holder shall be entitled to receive a warrant certificate for the number of Warrants determined under this Section 4.2.

     5. ISSUANCE OF CERTIFICATES. Upon the exercise of the Representative's Warrant, the issuance of certificates for securities, properties or rights underlying such Representative's Warrant shall be made forthwith (and in any event within five (5) business days thereafter) without charge to the Holder thereof including, without limitation, any tax which may be payable in respect of the issuance thereof, and such certificates shall (subject to the provisions of Sections 7 and 9 hereof) be issued in the name of, or in such names as may be directed by, the Holder thereof; provided, however, that the Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any such

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

certificates in a name other than that of the Holder and the Company shall not be required to issue or deliver such certificates unless or until the person or persons requesting the issuance thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.

     The Representative's Warrant Certificates and the certificates representing the securities, property or rights issued upon exercise of the Representative's Warrant shall be executed on behalf of the Company by the manual or facsimile signature of the then present President or any Vice President of the Company under its corporate seal reproduced thereon, attested to by the manual or facsimile signature of the then present Secretary or any Assistant Secretary of the Company. Representative's Warrant Certificates shall be dated the date of execution by the Company upon initial issuance, division, exchange, substitution or transfer.

     6. TRANSFER OF REPRESENTATIVE'S WARRANT. The Representative's Warrant shall be transferable only on the books of the Company maintained at its principal office, where its principal office may then be located, upon delivery thereof duly endorsed by the Holder or by its duly authorized attorney or representative accompanied by proper evidence of succession, assignment or authority to transfer. Upon any registration of transfer, the Company shall execute and deliver the new Representative's Warrant to the person entitled thereto.

     7. RESTRICTION ON TRANSFER OF REPRESENTATIVE'S WARRANT. The Holder of a Representative's Warrant Certificate, by its acceptance thereof, covenants and agrees that the Representative's Warrant is being acquired as an investment and not with a view to the distribution thereof, and that the Representative's Warrant may not be sold, transferred, assigned, hypothecated or otherwise disposed of, in whole or in part, for the term of the Representative's Warrant, except to directors, officers or employees of the Representative, Underwriters, or members of the selling group or any of their affiliates ("Permitted Transferees") or by operation of law, and only after twelve months from the date of closing.

     8. EXERCISE PRICE AND NUMBER OF SECURITIES. Except as otherwise provided in Section 11 hereof, each Representative's Warrant is exercisable to purchase one share of Common Stock and/or one Warrant at an initial exercise price equal to the Common Stock Exercise Price and/or the Warrant Exercise Price. The Stock Exercise Price and/or the Warrant Exercise Price, and the number of shares of Common Stock and Warrants for which the Representative's Warrant may be exercised shall be the price and the number of shares of Common Stock and/or Warrants which shall result from time to time from any and all adjustments in accordance with the provisions of Section 11 hereof.

     9.   REGISTRATION RIGHTS.

     9.1 REGISTRATION UNDER THE SECURITIES ACT OF 1933. Each Representative's Warrant Certificate and each certificate representing securities issuable upon exercise of the Representative's Warrant or upon exercise of Warrants underlying the Representative's Warrants (collectively, the "Warrant Shares") shall bear the following legend unless (i) such Representative's Warrant or Warrant Shares are distributed to the public or sold to the underwriters for distribution to the public pursuant to this Section 9 or otherwise pursuant to a registration statement filed under the Securities Act of 1933, as amended (the "Act"), or
(ii)

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the Company has received an opinion of counsel, in form and substance reasonably satisfactory to counsel for the Company, that such legend is unnecessary for any such certificate:

          THE REPRESENTATIVE'S WARRANT REPRESENTED BY THIS CERTIFICATE AND THE OTHER SECURITIES ISSUABLE UPON EXERCISE THEREOF MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO (I) AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933 (THE "ACT"), (II) TO THE EXTENT APPLICABLE, RULE 144 UNDER SUCH ACT (OR ANY SIMILAR RULE UNDER SUCH ACT RELATING TO THE DISPOSITION OF SECURITIES), OR (III) AN OPINION OF COUNSEL, IF SUCH OPINION SHALL BE REASONABLY SATISFACTORY TO COUNSEL FOR THE ISSUER, THAT AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT IS AVAILABLE.

          THE TRANSFER OR EXCHANGE OF THE REPRESENTATIVE'S WARRANT REPRESENTED BY THE CERTIFICATE IS RESTRICTED IN ACCORDANCE WITH THE
          REPRESENTATIVE'S WARRANT AGREEMENT REFERRED TO HEREIN.

     9.2 PIGGYBACK REGISTRATION. If, at any time commencing after the effective date of the Registration Statement and expiring five (5) years thereafter, the Company proposes to register any of its securities under the Act (other than in connection with a merger or pursuant to Form S-4 or Form S-8), it will give written notice by registered mail, at least thirty (30) days prior to the filing of each such registration statement, to the Holders of the Representative's Warrants and/or the Warrant Shares of its intention to do so. If any of the Holders of the Representative's Warrants and/or Warrant Shares notify the Company within twenty (20) days after mailing of any such notice of its or their desire to include any such securities in such proposed registration statement, the Company shall afford such Holders of the Representative's Warrants and/or Warrant Shares the opportunity to have any such Representative's Warrants and/or Warrant Shares registered under such registration statement. In the event that the managing underwriter for said offering advises the Company in writing that in its opinion the number of securities requested to be included in such registration exceeds the number which can be sold in such offering without causing a diminution in the offering price or otherwise adversely affecting the offering, the Company will include in such registration (a) FIRST, the securities the Company proposes to sell, (b) SECOND, the securities held by the entities that made the demand for registration, (c) THIRD, the Representative's Warrants and/or Warrant Shares requested to be included in such registration which in the opinion of such underwriter can be sold, PRO RATA among the Holders of Representative's Warrants and/or Warrant Shares on the basis of the number of Representative's Warrants and/or Warrant Shares requested to be registered by such Holders, and (d) FOURTH, other securities requested to be included in such registration.

     Notwithstanding the provisions of this Section 9.2, the Company shall have the right at any time after it shall have given written notice pursuant to this
Section 9.2 (irrespective of

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whether a written request for inclusion of any such securities shall have been made) to elect not to file any such proposed registration statement or to withdraw the same after the filing but prior to the effective date thereof.

     9.3  DEMAND REGISTRATION.

     (a) At any time commencing one (1) year after the effective date of the Registration Statement and expiring five (5) years from the effective date of Closing, the Holders of the Representative's Warrants and/or Warrant Shares representing a "Majority" (as hereinafter defined in Section 9.4(k) hereof) of the Representative's Warrants and/or Warrant Shares shall have the right (which right is in addition to the registration rights under Section 9.2 hereof), exercisable by written notice to the Company, to have the Company prepare and file with the Securities and Exchange Commission (the "Commission"), on one occasion, a registration statement and such other documents, including a prospectus, as may be necessary in the opinion of both counsel for the Company and counsel for the Holders, in order to comply with the provisions of the Act, so as to permit a public offering and sale by such Holders and any other Holders of the Representative's Warrant and/or Warrant Shares who notify the Company within fifteen (15) days after the Company mails notice of such request pursuant to Section 9.3(b) hereof (collectively, the "Requesting Holders") of their respective Warrant Shares for the earlier of (i) six (6) consecutive months or
(ii) until the sale of all of the Warrant Shares requested to be registered by the Requesting Holders.

     (b) The Company covenants and agrees to give written notice of any registration request under this Section 9.3 by any Holder or Holders representing a Majority of the Representative's Warrants and/or Warrant Shares to all other registered Holders of the Representative's Warrants and the Warrant Shares within ten (10) days from the date of the receipt of any such registration request.

     (c) In addition to the registration rights under Section 9.2 and subsection (a) of this Section 9.3, at any time commencing one (1) year after the effective date of the Registration Statement and expiring five (5) years from the effective date of the Registration Statement, the Holders of a Majority of the Representative's Warrants and/or Warrant Shares shall have the right on one occasion, exercisable by written request to the Company, to have the Company prepare and file with the Commission a registration statement so as to permit a public offering and sale by such Holders of their respective Warrant Shares for the earlier of (i) six (6) consecutive months or (ii) until the sale of all of the Warrant Shares requested to be registered by such Holders; provided, however, that the provisions of Section 9.4(b) hereof shall not apply to any such registration request and registration and all costs incident thereto shall be at the expense of the Holder or Holders making such request. If the Holders have exercised their rights under Section 9.3(a) then the Holders may not exercise their rights under Section 9.3(c) for a period of six (6) months following the effective date of any registration statement filed pursuant to
Section 9.3(a).

     (d) Notwithstanding anything to the contrary contained herein, if the Company shall not have filed a registration statement for the Warrant Shares within the time period specified in Section 9.4(a) hereof pursuant to the written notice specified in Section 9.3(a) of the Holders of a Majority of the Representative's Warrants and/or Warrant Shares, the Company, at its option,

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may repurchase (i) any and all Warrant Shares at the higher of the Market Price
(as defined in Section 9.3(e)) per share of Common Stock on (x) the date of the notice sent pursuant to Section 9.3(a) or (y) the expiration of the period specified in Section 9.4(a) and (ii) any and all Representative's Warrant at such Market Price less the exercise price of such Representative's Warrant. Such repurchase shall be in immediately available funds and shall close within two
(2) days after the later of (i) the expiration of the period specified in
Section 9.4(a) or (ii) the delivery of the written notice of election specified in this Section 9.3(d).

     (e) DEFINITION OF MARKET PRICE. As used herein, the phrase "Market Price" at any date shall be deemed to be the last reported sale price, or, in case no such reported sale takes place on such day, the average of the last reported sale prices for the last three (3) trading days, in either case as officially reported by the principal securities exchange on which the Common Stock and/or Warrants are listed or admitted to trading, or, if the Common Stock and/or Warrants are not listed or admitted to trading on any national securities exchange, the average closing sale price as furnished by the NASD through The NASDAQ Stock Market, Inc. ("NASDAQ") or similar organization if NASDAQ is no longer-reporting such information, or if the Common Stock and/or Warrants are not quoted on NASDAQ, the OTC Electronic Bulletin Board, or as determined in good faith by resolution of the Board of Directors of the Company, based on the best information available to it.

     9.4 COVENANTS OF THE COMPANY WITH RESPECT TO REGISTRATION. In connection with any registration under Sections 9.2 or 9.3 hereof, the Company covenants and agrees as follows:

     (a) The Company shall use its best efforts to file a registration statement within sixty (60) days of receipt of any demand therefor, and to have any registration statements declared effective at the earliest possible time, and shall furnish each Holder desiring to sell Warrant Shares such number of prospectuses as shall reasonably be requested.

     (b) The Company shall pay all costs (excluding fees and expenses of Holder(s) counsel and any underwriting or selling commissions), fees and expenses in connection with all registration statements filed pursuant to Sections 9.2 and 9.3(a) hereof including, without limitation, the Company's legal and accounting fees, printing expenses, blue sky fees and expenses. The Holder(s) will pay all costs, fees and expenses (including those of the Company) in connection with the registration statement filed pursuant to Section 9.3(c).

     (c) The Company will take all necessary action which may be required in qualifying or registering the Warrant Shares included in a registration statement for offering and sale under the securities or blue sky laws of such states as reasonably are requested by the Holder(s), provided that the Company shall not be obligated to execute or file any general consent to service of process or to qualify as a foreign corporation to do business under the laws of any such jurisdiction.

     (d) The Company shall indemnify the Holder(s) of the Warrant Shares to be sold pursuant to any registration statement and each person, if any, who controls such Holders within the meaning of Section 15 of the Act or Section 20(a) of the Securities Exchange Act of 1934, as amended ("Exchange Act"), against all loss, claim, damage, expense or liability (including all

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expenses reasonably incurred in investigating, preparing or defending against any claim whatsoever) to which any of them may become subject under the Act, the Exchange Act or otherwise, arising from such registration statement but only to the same extent and with the same effect as the provisions pursuant to which the Company has agreed to indemnify each of the Underwriters contained in Section 7 of the Underwriting Agreement.

     (e) The Holder(s) of the Warrant Shares to be sold pursuant to a registration statement, and their successors and assigns, shall severally, and not jointly, indemnify the Company, its officers and directors and each person, if any, who controls the Company within the meaning of Section 15 of the Act or
Section 20(a) of the Exchange Act, against all loss, claim, damage or expense or liability (including all expenses reasonably incurred in investigating, preparing or defending against any claim whatsoever) to which they may become subject under the Act, the Exchange Act or otherwise, arising from information furnished by or on behalf of such Holders, or their successors or assigns, for specific inclusion in such registration statement to the same extent and with the same effect as the provisions contained in Section 7 of the Underwriting Agreement pursuant to which the Underwriters have agreed to indemnify the Company.

     (f) Nothing contained in this Agreement shall be construed as requiring the Holder(s) to exercise their Representative's Warrant prior to the initial filing of any registration statement or the effectiveness thereof.

     (g) The Company shall not permit the inclusion of any securities other than the Warrant Shares to be included in any registration statement filed pursuant to Section 9.3 hereof, or permit any other registration statement to be or remain effective during the effectiveness of a registration statement filed pursuant to Section 9.3 hereof, without the prior written consent of National Securities Corporation or as otherwise required by the terms of any existing registration rights granted prior to the date of this Agreement by the Company to the holders of any of the Company's securities.

     (h) The Company shall furnish to each Holder participating in the offering and to each underwriter, if any, a signed counterpart, addressed to such Holder or underwriter, of (i) an opinion of counsel to the Company, dated the effective date of such registration statement (and, if such registration includes an underwritten public offering, an opinion dated the date of the closing under the underwriting agreement), and (ii) a "cold comfort" letter dated the effective date of such registration statement (and, if such registration includes an underwritten public offering, a letter dated the date of the closing under the underwriting agreement) signed by the independent public accountants who have issued a report on the Company's financial statements included in such registration statement, in each case covering substantially the same matters with respect to such registration statement (and the prospectus included therein) and, in the case of such accountants' letter, with respect to events subsequent to the date of such financial statements, as are customarily covered in opinions of issuer's counsel and in accountants' letters delivered to underwriters in underwritten public offerings of securities.

     (i) The Company shall as soon as practicable after the effective date of the registration statement, and in any event within 15 months thereafter, make generally available to its security holders (within the meaning of Rule 158 under the Act) an earnings statement (which

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need not be audited) complying with Section 11(a) of the Act and covering a period of at least 12 consecutive months beginning after the effective date of the registration statement.

     (j) The Company shall enter into an underwriting agreement with the managing underwriters selected for such underwriting by Holders holding a Majority of the Warrant Shares requested to be included in such underwriting, which may be the Representative. Such agreement shall be satisfactory in form and substance to the Company, each Holder and such managing underwriters, and shall contain such representations, warranties and covenants by the Company and such other terms as are customarily contained in agreements of that type used by the managing underwriter. The Holders shall be parties to any underwriting agreement relating to an underwritten sale of their Warrant Shares and may, at their option, require that any or all the representations, warranties and covenants of the Company to or for the benefit of such underwriters shall also be made to and for the benefit of such Holders. Such Holders shall not be required to make any representations or warranties to or agreements with the Company or the underwriters except as they may relate to such Holders and their intended methods of distribution.

     (k) For purposes of this Agreement, the term "Majority" in reference to the Representative's Warrants or Warrant Shares, shall mean in excess of fifty percent (50%) of the then outstanding Representative's Warrants or Warrant Shares that (i) are not held by the Company, an affiliate, officer, creditor, employee or agent thereof or any of their respective affiliates, members of their family, persons acting as nominees or in conjunction therewith or (ii) have not been resold to the public pursuant to a registration statement filed with the Commission under the Act.

     10. OBLIGATIONS OF HOLDERS. It shall be a condition precedent to the obligations of the Company to take any action pursuant to SECTION 9 hereof that each of the selling Holders shall:

     (a) Furnish to the Company such information regarding themselves, the Warrant Shares held by them, the intended method of sale or other disposition of such securities, the identity of and compensation to be paid to any underwriters proposed to be employed in connection with such sale or other disposition, and such other information as may reasonably be required to effect the registration of their Warrant Shares.

     (b) Notify the Company, at any time when a prospectus relating to the Warrant Shares covered by a registration statement is required to be delivered under the Act, of the happening of any event with respect to such selling Holder as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing.

     11. ADJUSTMENTS TO COMMON STOCK EXERCISE PRICE AND NUMBER OF SECURITIES. The Common Stock Exercise Price in effect at any time and the number and kind of securities purchased upon the exercise of the Representative's Warrant shall be subject to adjustment from time to time only upon the happening of the following events:

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

     11.1 STOCK DIVIDEND, SUBDIVISION AND COMBINATION. In case the Company shall
(i) declare a dividend or make a distribution on its outstanding shares of Common Stock in shares of Common Stock, (ii) subdivide or reclassify its outstanding shares of Common Stock into a greater number of shares, or (iii) combine or reclassify its outstanding shares of Common Stock into a smaller number of shares, the Common Stock Exercise Price in effect at the time of the record date for such dividend or distribution or of the effective date of such subdivision, combination or reclassification shall be adjusted so that it shall equal the price determined by multiplying the Common Stock Exercise Price by a fraction, the denominator of which shall be the number of shares of Common Stock outstanding after giving effect to such action, and the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such action. Such adjustment shall be made successively whenever any event listed above shall occur.

     11.2 ADJUSTMENT IN NUMBER OF SECURITIES. Upon each adjustment of the Common Stock Exercise Price pursuant to the provisions of this Section 11, the number of Warrant Shares issuable upon the exercise at the adjusted Common Stock Exercise Price of each Representative's Warrant shall be adjusted to the nearest number of whole shares of Common Stock by multiplying a number equal to the Common Stock Exercise Price in effect immediately prior to such adjustment by the number of Warrant Shares issuable upon exercise of the Representative's Warrant immediately prior to such adjustment and dividing the product so obtained by the adjusted Common Stock Exercise Price.

     11.3 DEFINITION OF COMMON STOCK. For the purpose of this Agreement, the term "Common Stock" shall mean (i) the class of stock designated as Common Stock in the Certificate of Incorporation of the Company as amended as of the date hereof, or (ii) any other class of stock resulting from successive changes or reclassifications of such Common Stock consisting solely of changes in par value, or from par value to no par value, or from no par value to par value.

     11.4 MERGER OR CONSOLIDATION. In case of any consolidation of the Company with, or merger of the Company into, another corporation (other than a consolidation or merger which does not result in any reclassification or change of the outstanding Common Stock), the corporation formed by such consolidation or merger shall execute and deliver to the Holder a supplemental warrant agreement providing that the Holder of each Representative's Warrant then outstanding or to be outstanding shall have the right thereafter (until the expiration of such Representative's Warrant) to receive, upon exercise of such Representative's Warrant, the kind and amount of shares of stock and other securities and property receivable upon such consolidation or merger by a holder of the number of shares of Common Stock for which such Representative's Warrant might have been exercised immediately prior to such consolidation or merger. Such supplemental warrant agreement shall provide for adjustments which shall be identical to the adjustments provided in this Section 11. The above provision of this subsection shall similarly apply to successive consolidations or mergers.

     11.5 NO ADJUSTMENT OF EXERCISE PRICE IN CERTAIN CASES. No adjustment of the Common Stock Exercise Price shall be made:

     (a) Upon the issuance or sale of the Representative's Warrant or the Warrant Shares;

     (b) Upon the issuance or sale of Common Stock (or any other security convertible, exercisable, or exchangeable into shares of Common Stock) upon the direct or indirect conversion, exercise, or exchange of any options, rights, warrants, or other securities or indebtedness of the Company outstanding as of the date of this Agreement or granted pursuant to any stock option plan of the Company in existence as of the date of this Agreement, pursuant to the terms thereof; or

     (c) If the amount of said adjustment shall be less than two cents ($.02) per share, provided, however, that in such case any adjustment that would otherwise be required then to be made shall be carried forward and shall be made at the time of and together with the next subsequent adjustment which, together with any adjustment so carried forward, shall amount to at least two cents ($.02) per Representative's Warrant.

     12. ADJUSTMENT OF WARRANT EXERCISE PRICE. With respect to any of the Warrants whether or not the Warrants have been exercised (or are exercisable) and whether or not the Warrants are issued and outstanding, the Warrant Exercise Price and the number of shares of Common Stock underlying such Warrants shall be automatically adjusted in accordance with Section 8 of the Warrant Agreement, upon the occurrence of any of the events described therein. Thereafter, the underlying Warrants shall be exercisable at such adjusted Warrant Exercise Price for such adjusted number of underlying shares of Common Stock or other securities, properties or rights.

     13. EXERCISE OF UNDERLYING WARRANT. (a) In addition to the right to exercise the Warrants underlying the Representative's Warrant for cash pursuant to the Warrant Agreement, the Holder and/or any Permitted Transferee shall have the right to convert the underlying Warrants (in whole but not in part) to Common Stock by the surrender of the underlying Warrants (with the Notice of Conversion form attached hereto as Exhibit B) at the office of the Company at any time during the term of the Warrants, into Common Stock as provided for in this Section 13. Upon exercise of this conversion right, the Holder shall be entitled to receive that number of shares of Common Stock equal to the quotient obtained by dividing [(A - B) (X)] by (A), where:

     (A) = the Market Price (as defined in Section 9.3(e)) of one share of Common Stock on the date of conversion of the underlying Warrants.

     (B) = the Exercise Price for one Warrant under the Warrant.

     (X) = the number of shares of Common Stock issuable upon exercise of the Warrants.

     If the above calculation results in a negative number, then no Common Stock shall be issued or issuable upon conversion of the Warrants.

     Upon conversion of the Warrants, the Holder and/or any Permitted Transferee shall be entitled to receive a certificate for the number of shares of Common Stock determined under this Section 13.

     (b) The rights under this Section 13 to convert the Warrants held by the Holder and/or a Permitted Transferee are exclusive to the Holder and/or Permitted Transferees and will terminate if the Representative's Warrant or the underlying Warrants are transferred to anyone other than a Permitted Transferee.

     14. EXCHANGE AND REPLACEMENT OF REPRESENTATIVE'S WARRANT CERTIFICATES. Each Representative's Warrant Certificate is exchangeable, without expense, upon the surrender thereof by the registered Holder at the principal executive office of the Company for a new Representative's Warrant Certificate of like tenor and date representing in the aggregate the right to purchase the same number of Warrant Shares in such denominations as shall be designated by the Holder thereof at the time of such surrender.

     Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of any Representative's Warrant Certificate, and, in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to it and reimbursement to the Company of all reasonable expenses incidental thereto, and upon surrender and cancellation of the Representative's Warrant, if mutilated, the Company will make and deliver a new Warrant Certificate of like tenor, in lieu thereof.

     15. ELIMINATION OF FRACTIONAL INTERESTS. The Company shall not be required to issue certificates representing fractions of shares of Common Stock upon the exercise of the Representative's Warrant, nor shall it be required to issue scrip or pay cash in lieu of fractional interests, it being the intent of the parties that all fractional interests shall be eliminated by rounding any fraction up to the nearest whole number of shares of Common Stock or other securities, properties or rights.

     16. RESERVATION AND LISTING OF SECURITIES. The Company shall at all times reserve and keep available out of its authorized shares of Common Stock, solely for the purpose of issuance upon the exercise of the Representative's Warrant, such number of shares of Common Stock or other securities, properties or rights as shall be issuable upon the exercise thereof. Every transfer agent ("Transfer Agent") for the Common Stock and other securities of the Company issuable upon the exercise of the Representative's Warrant will be irrevocably authorized and directed at all times to reserve such number of authorized shares of Common Stock and other securities as shall be requisite for such purpose. The Company will keep a copy of this Agreement on file with every Transfer Agent for the Common Stock and other securities of the Company issuable upon the exercise of the Representative's Warrant. The Company will supply every such Transfer Agent with duly executed stock and other certificates, as appropriate, for such purpose. The Company covenants and agrees that, upon exercise of the Representative's Warrant and payment of the Common Stock Exercise Price and/or Warrant Exercise Price therefor, all shares of Common Stock, Warrants and other securities issuable upon such exercise shall be duly and validly issued, fully paid, non-assessable and not subject to the preemptive rights of any stockholder. As long as the Representative's Warrant shall be outstanding, the Company shall use its best efforts to cause all shares of Common Stock issuable upon the exercise of the Representative's Warrant to be listed (subject to official notice of issuance) on all securities exchanges on which the Common Stock issued to the public in connection herewith may then be listed and/or quoted on Nasdaq or the OTC Electronic Bulletin Board.

     17. NOTICES TO REPRESENTATIVE'S WARRANT HOLDERS. Nothing contained in this Agreement shall be construed as conferring upon the Holders the right to vote or to consent or to receive notice as a stockholder in respect of any meetings of stockholders for the election of directors or any other matter, or as having any rights whatsoever as a stockholder of the Company. If, however, at any time prior to the expiration of the Representative's Warrants and their exercise, any of the following event shall occur:

     (a) the Company shall take a record of the holders of its shares of Common Stock for the purpose of entitling them to receive a dividend or distribution payable otherwise than in cash, or a cash dividend or distribution payable otherwise than out of current or retained earnings, as indicated by the accounting treatment of such dividend or distribution on the books of the Company; or

     (b) the Company shall offer to all the holders of its Common Stock any additional shares of capital stock of the Company or securities convertible into or exchangeable for shares of capital stock of the Company, or any option, right or warrant to subscribe therefor; or

     (c) a dissolution, liquidation or winding up of the Company (other than in connection with a consolidation or merger) or a sale of all or substantially all of its property, assets and business as an entirety shall be proposed;

then in any one or more of said events, the Company shall give written notice of such event at least fifteen (15) days prior to the date fixed as a record date or the date of closing the transfer books for the determination of the stockholders entitled to such dividend, distribution, convertible or exchangeable securities or subscription rights, or entitled to vote on such proposed dissolution, liquidation, winding up or sale. Such notice shall specify such record date or the date of closing the transfer books, as the case may be. Failure to give such notice or any defect therein shall not affect the validity of any action taken in connection with the declaration or payment of any such dividend, or the issuance of any convertible or exchangeable securities, or subscription rights, options or warrants, or any proposed dissolution, liquidation, winding up or sale.

     18. NOTICES. All notices, requests, consents and other communications hereunder shall be in writing and shall be deemed to have been duly made and sent when delivered, or mailed by registered or certified mail, return receipt requested:

     (a) if to the registered Holder of the Representative's Warrant, to the address of such Holder as shown on the books of the Company; or

     (b) if to the Company, to the address set forth in SECTION 4 hereof or to such other address as the Company may designate by notice to the Holders.

     19. WARRANTS. The form of the certificate representing Warrants (and the form of election to purchase shares of Common Stock upon the exercise of warrants and the form of assignment period on the reverse thereof) shall be substantially as set forth in Exhibit I to the Warrant Agreement. Each Warrant issuable upon exercise of the Representative's Warrants shall evidence the right to initially purchase one fully paid and non-assessable share of Common Stock at an initial purchase price of $______ per share commencing on the Initial Exercise Date and ending at 5:00 p.m. New York time on the Warrant Expiration Date at which time the Warrant shall expire. The exercise price of the Warrants and the number of shares of Common Stock issuable upon the exercise of the Warrants are subject to adjustment, whether or not the Representative's Warrants have been exercised and the Warrants have been issued, in the manner and upon the occurrence of the events set forth in Section 8 of the Warrant Agreement, which is hereby incorporated herein by reference and made a part hereof as if set forth in its entirety herein. Subject to the provisions of this Agreement and upon issuance of the Warrants underlying the Representative's Warrants, each registered holder of such Warrants shall have the right to purchase from the Company (and the Company shall issue to such registered holders) up to the number of fully paid and non-assessable shares of Common Stock (subject to adjustment as provided herein and in the Warrant Agreement), free and clear of all preemptive rights of stockholders, provided that such registered holder complies with the terms governing exercise of the Warrants set forth in the Warrant Agreement, and pays the applicable exercise price, determined in accordance with the terms of the Warrant Agreement. Upon exercise of the Warrants, the Company shall forthwith issue to the registered holder of any such Warrant in his name or in such name as may be directed by him, certificates for the number of shares of Common Stock so purchased. Except as otherwise provided herein, the Warrants underlying the Representative's Warrants shall be governed in all respects by the terms of the Warrant Agreement. The Warrants shall be transferable in the manner provided in the Warrant Agreement, and upon any such transfer, a new Warrant Certificate shall be issued promptly to the transferee. The Company covenants to, and agrees with, the Holder(s) that without the prior written consent of the Holder(s), the Warrant Agreement will not be modified, amended, canceled, altered or superseded, and that the Company will send to each Holder, irrespective of whether or not the Warrants have been exercised, any and all notices required by the Warrant Agreement to be sent to holders of Warrants.

     20. SUPPLEMENTS; AMENDMENTS; ENTIRE AGREEMENT. This Agreement (including the Underwriting Agreement to the extent portions thereof are referred to herein) contains the entire understanding between the parties hereto with respect to the subject matter hereof and may not be modified or amended except by a writing duly signed by the party against whom enforcement of the modification or amendment is sought. The Company and the Representative may from time to time supplement or amend this Agreement without the approval of any holders of Representative's Warrant Certificates (other than the Representative) in order to cure any ambiguity, to correct or supplement any provision contained herein which may be defective or inconsistent with any provisions herein, or to make any other provisions in regard to matters or questions arising hereunder which the Company and the Representative may deem necessary or desirable and which the Company and the Representative deem shall not adversely affect the interests of the Holders of Representative's Warrant Certificates.

     21. SUCCESSORS. All of the covenants and provisions of this Agreement shall be binding upon and inure to the benefit of the Company, the Holders and their respective successors and assigns hereunder.

     22. SURVIVAL OF REPRESENTATIONS AND WARRANTIES. All statements in any schedule, exhibit or certificate or other instrument delivered by or on behalf of the parties hereto, or in connection with the transactions contemplated by this Agreement, shall be deemed to be representations and warranties hereunder. Notwithstanding any investigations made by or on behalf of the parties to this Agreement, all representations, warranties and agreements made by the parties to this Agreement or pursuant hereto shall survive.

     23. GOVERNING LAW. This Agreement and each Representative's Warrant Certificate issued hereunder shall be deemed to be a contract made under the laws of the State of New York and for all purposes shall be construed in accordance with the laws of said State without giving effect to the rules of said State governing the conflicts of laws.

     24. SEVERABILITY. If any provision of this Agreement shall be held to be invalid or unenforceable, such invalidity or unenforceability shall not affect any other provision of this Agreement.

     25. CAPTIONS. The caption headings of the Sections of this Agreement are for convenience of reference only and are not intended, nor should they be construed as, a part of this Agreement and shall be given no substantive effect.

     26. BENEFITS OF THIS AGREEMENT. Nothing in this Agreement shall be construed to give to any person or corporation other than the Company and the Representative and any other registered Holder(s) of the Representative's Warrant Certificates or Warrant Shares any legal or equitable right, remedy or claim under this Agreement; and this Agreement shall be for the sole and exclusive benefit of the Company and the Underwriters and any other Holder(s) of the Representative's Warrant Certificates or Warrant Shares.

     27. COUNTERPARTS. This Agreement may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and such counterparts shall together constitute but one and the same instrument.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed, as of the day and year first above written.


ATTEST:                                ALARON.COM HOLDING CORPORATION

By:___________________________         By:_______________________________
      Name:                                  Name:
      Title:                                 Title:



                                       NATIONAL SECURITIES CORPORATION

                                       By:_______________________________
                                             Name: Steven A. Rothstein
                                             Title: CEO

                        EXHIBIT A TO WARRANT AGREEMENT

                 [FORM OF REPRESENTATIVE'S WARRANT CERTIFICATE]

     THE REPRESENTATIVE'S WARRANT REPRESENTED BY THIS CERTIFICATE AND THE OTHER SECURITIES ISSUABLE UPON EXERCISE THEREOF MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO (i) AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933 (THE "ACT"), (ii) TO THE EXTENT APPLICABLE, RULE 144 UNDER SUCH ACT (OR ANY SIMILAR RULE UNDER SUCH ACT RELATING TO THE DISPOSITION OF SECURITIES), OR (iii) AN OPINION OF COUNSEL, IF SUCH OPINION SHALL BE REASONABLY SATISFACTORY TO COUNSEL FOR THE ISSUER, THAT AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT IS AVAILABLE.

THE TRANSFER OR EXCHANGE OF THE REPRESENTATIVE'S WARRANT REPRESENTED BY THIS CERTIFICATE IS RESTRICTED IN ACCORDANCE WITH THE REPRESENTATIVE'S WARRANT AGREEMENT REFERRED TO HEREIN.

                            EXERCISABLE ON OR BEFORE
                5:00 P.M., NEW YORK TIME, _______________, 2004

                          Representative's Warrant No.

                                  Issuable for
                   ___________ Shares of Common Stock and/or
             ___________ Redeemable Common Stock Purchase Warrants

                              WARRANT CERTIFICATE

     This Warrant Certificate certifies that ___________ , or registered assigns, is the registered holder of Warrants to purchase initially up to _____ shares of Common Stock, par value $.01 per share, of the Company (the "Common Stock") at an exercise price of $_______ per share (165% of the offering price per share) (the "Common Stock Exercise Price") and/or to purchase initially up to ______________ Warrants at an exercise price of $_________ per Warrant (the "Warrant Exercise Price,"), upon surrender of this Representative's Warrant Certificate and payment of the Common Stock Exercise Price and/or the Warrant Exercise Price at an office or agency of the Company, but subject to the conditions set forth herein and in the Representative's Warrant Agreement dated as of ________, 1999 between the Company and National Securities Corporation (the "Warrant Agreement"). The Warrants may be exercised for Common Stock at any time from ___________, 2000 until 5:00 p.m., New York time on, _______________, 2004 ("Common Stock Expiration Date") and/or for Warrants at any time from _________________, 2000 until 5:00 p.m., New York time on ______________, 2002. Payment of the Common Stock Exercise Price and/or the Warrant Exercise Price shall be made by certified or official bank check in New York Clearing House funds or by surrender of the Representative's Warrants as provided in the Warrant Agreement.

     No Warrant for Common Stock may be exercised after 5:00 p.m., New York time, on the Common Stock Expiration Date, at which time all Representative's Warrants for Common Stock evidenced hereby, unless exercised prior thereto, shall thereafter be void. No Warrant for Warrants may be exercised after 5:00 p.m., New York time, on the Warrant Expiration Date, at which time all Representative's Warrants for Warrants evidenced hereby, unless exercised prior thereto, shall thereafter be void.

     The Representative's Warrant evidenced by this Warrant Certificate is part of a duly authorized issue of Representative's Warrants issued pursuant to the Warrant Agreement, which Warrant Agreement is hereby incorporated by reference in and made a part of this instrument and is hereby referred to for a description of the rights, limitation of rights, obligations, duties and immunities thereunder of the Company and the holders (the words "holders" or "holder" meaning the registered holders or registered holder) of the Representative's Warrant.

     The Warrant Agreement provides that upon the occurrence of certain events the Exercise Price and the type and/or number of the Company's securities issuable thereupon may, subject to certain conditions, be adjusted. In such event, the Company will, at the request of the holder, issue a new Warrant Certificate evidencing the adjustment in the Common Stock Exercise Price and/or the Warrant Exercise Price and the number and/or type of securities issuable upon the exercise of the Representative's Warrant; provided, however, that the failure of the Company to issue such new Warrant Certificates shall not in any way change, alter or otherwise impair, the rights of the holder as set forth in the Warrant Agreement.

     Upon due presentment for registration of transfer of this Warrant Certificate at an office or agency of the Company, a new Warrant Certificate or Warrant Certificates of like tenor and evidencing in the aggregate a like number of Representative's Warrant shall be issued to the transferees in exchange for this Warrant Certificate, subject to the limitations provided herein and in the Warrant Agreement, without any charge except for any tax or other governmental charge imposed in connection with such transfer.

     Upon the exercise of less than all of the Representative's Warrant evidenced by this Certificate, the Company shall forthwith issue to the holder hereof a new Warrant Certificate representing such unexercised Representative's Warrant.

     The Company may deem and treat the registered holder(s) hereof as the absolute owner(s) of this Warrant Certificate (notwithstanding any notation of ownership or other writing hereon made by anyone), for the purpose of any exercise hereof, and of any distribution to the holder(s) hereof, and for all other purposes, and the Company shall not be affected by any notice to the contrary.

     All terms used in this Warrant Certificate which are defined in the Warrant Agreement shall have the meanings assigned to them in the Warrant Agreement.

     This Warrant Certificate does not entitle any holder thereof to any of the rights of a shareholder of the Company.

     IN WITNESS WHEREOF, the Company has caused this Warrant Certificate to be duly executed under its corporate seal.

Dated as of _____________, 1999.

ATTEST:                                ALARON.COM HOLDING CORPORATION


By:___________________________         By:_______________________________
      Name:                                  Name:
      Title:                                 Title:

                        EXHIBIT I TO WARRANT CERTIFICATE

                              [FORM OF ASSIGNMENT]

          (TO BE EXECUTED BY THE REGISTERED HOLDER IF SUCH HOLDER DESIRES TO TRANSFER THE WARRANT CERTIFICATE.)

FOR VALUE RECEIVED ________________ hereby sells, assigns and transfers unto [NAME OF TRANSFEREE) this Warrant Certificate, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint ________________, attorney, to transfer the within Warrant Certificate on the book of the within-named Company, with full power of substitution.

Dated:_____________________


Signature:_____________________________________
          (Signature must conform in all respects
          to name of holder as specified on the
          face of the Warrant Certificate.)

Address:  ___________________________________
          ___________________________________


_______________________________________________
(Insert Social Security or Other Identifying
Number of Holder)


Signature Guaranteed:________________________________________________________

(Signature must be guaranteed by a bank savings and loan association, stockbroker, or credit union with membership in an approved signature guaranty Medallion Program pursuant to Securities Exchange Act Rule 17Ad-15.)

                       EXHIBIT II TO WARRANT CERTIFICATE

             [FORM OF ELECTION TO PURCHASE PURSUANT TO SECTION 4.1]

     The undersigned hereby irrevocably elects to exercise the right, represented by this Warrant Certificate, to purchase Common Stock and/or Warrants, each a Warrant to purchase one (1) share of Common Stock, and herewith tenders in payment for such securities a certified or official bank check payable in New York Clearing House Funds to the order of Alaron.com Holding Corporation (the "Company") in the amount of $_________ all in accordance with the terms of Section 4.1 of the Representative's Warrant Agreement dated as of __________, 1999 among the Company and National Securities Corporation. The undersigned requests that a certificate for such securities be registered in the name of ____________________, whose address is __________________ and that such certificate to be delivered to____________________ whose address is _______________________, and if said number of shares shall not be all the shares purchasable hereunder, that a new Warrant Certificate for the balance of the shares purchasable under the within Warrant Certificate be registered in the name of the undersigned warrant holder or his assignee as below indicated and delivered to the address stated below.

Dated:_____________________________


Signature:____________________________
       (Signature must conform in all
       respects to name of holder as specified
       on the face of the Warrant Certificate.)

Address:  ______________________________
          ______________________________


______________________________________
(Insert Social Security or Other Identifying
Number of Holder)


Signature Guaranteed:________________________________________________________

(Signature must be guaranteed by a bank savings and loan association, stockbroker, or credit union with membership in an approved signature guaranty Medallion Program pursuant to Securities Exchange Act Rule 17Ad-15.)

                         EXHIBIT B TO WARRANT AGREEMENT

                              NOTICE OF CONVERSION

To:  ALARON.COM HOLDING CORPORATION

     (1) The undersigned hereby elects to convert the attached (check one)
_____ Warrant or ____ Representative's Warrant into such number of _____________ shares of Common Stock and/or _________________ Warrants of Alaron.com Holding Corporation (the "Securities") as is determined pursuant to Section 4.2 or
Section 13 of such Representative's Warrant Agreement, which conversion shall be effected pursuant to the terms of the attached Representative's Warrant Agreement.

     (2) Please issue a certificate or certificates representing said Securities in the name of the undersigned or in such other name as is specified below:


      _________________________
      Name




      _________________________
      _________________________
      _________________________
      Address

     (3) The undersigned represents that the aforesaid shares of Common Stock and/or Warrants are being acquired for the account of the undersigned for investment and not with a view to, or for resale in connection with, the distribution thereof and that the undersigned has no present intention of distributing or reselling such shares.


          ____________________     ____________________
          Date                     Signature